UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 26, 2007, Bruce A. Riggins, the Company’s Chief Financial Officer, was granted 50,000 restricted shares of common stock, which vest in equal amounts on March 26 of each of 2008, 2009, 2010 and 2011, pursuant to the Company’s Employee Incentive Plan.

On March 26, 2007, Christopher L. Bennett, the Company’s Executive Vice President, General Counsel and Secretary, was granted 30,000 restricted shares of common stock, which vest in equal amounts on March 26 of each of 2008, 2009, 2010 and 2011, pursuant to the Company’s Employee Incentive Plan.

On March 26, 2007, Leslie Ng, the Company’s Chief Investment Officer, was granted pursuant to the Company’s Employee Incentive Plan (i) 30,000 restricted shares of common stock, which vest in equal amounts on March 26 of each of 2008, 2009, 2010 and 2011, and (ii) 25,000 options to purchase the Company’s common stock which vest equally over three years at an exercise price of $6.23.

On March 26, 2007, Samuel E. Knighton, the Company’s President, Hotel Operations, was granted 20,000 restricted shares of common stock, which vest in equal amounts on March 26 of each of 2008, 2009, 2010 and 2011, pursuant to the Company’s Employee Incentive Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

March 27, 2007	By:	/s/ Christopher Bennett

Name: Christopher Bennett
Title: EVP & General Counsel